Exhibit 99.1

Truett-Hurst, Inc. Reports Results for the Third Quarter of Fiscal 2016

and the Nine Months Ended March 31, 2016

Healdsburg, California (May 10, 2016) – Truett-Hurst, Inc. (NASDAQ: THST), which operates an innovative and fast growing super-premium and ultra-premium wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California, reported results for the third quarter of fiscal 2016 which ended on March 31, 2016.

YTD FY16 vs. FY15

For the nine months ended March 31, 2016, total net sales from continuing operations increased 32.5% compared to the same period in the prior year and totaled $19.8 million. Consolidated gross margin from continuing operations was 32.9%, a decrease of 20 basis points over the prior year.

Wholesale

•	Net Sales of $15.5 million (+38% or $4.3 million) (prior year impacted by $0.6 million of Paperboy related items)

•	Gross Margin of 24% (an increase of 1.4 margin points) (prior year impacted by $0.8 million of Paperboy related items)

•	Gross Profit of $3.7 million (+$1.2 million)

Direct to Consumer (DTC)

•	Net Sales of $4.3 million (+16% or $0.6 million)

•	Gross Margin of 65% (an increase of 10 basis points)

•	Gross Profit of $2.8 million (+$0.4 million)

Operating Expenses:

Operating expenses for the nine months ended March 31, 2016 were $6.2 million compared to $6.1 million in the same period in the prior year.

Third Quarter FY16 vs. FY15

For the three months ended March 31, 2016, total net sales from continuing operations increased 3.5% compared to the same period in the prior year and totaled $4.9 million. Consolidated gross margin from continuing operations was 35.1%, a decrease of 4.3 margin points over the prior year.

Truett-Hurst, Inc. • 125 Foss Creek Circle • Healdsburg, CA 95448 • tel: 707.431.4423 • fax: 707.395.0289 • email: ir@truetthurstinc.com

Wholesale

•	Net Sales of $3.5 million (-1.2% or $0.04 million)

•	Gross Margin of 23% (a decline of 7.4 margin points)

•	Gross Profit of $0.8 million (-$0.3 million)

Direct to Consumer (DTC)

•	Net Sales of $1.4 million (+17% or $0.2 million)

•	Gross Margin of 64% (an decrease of 70 basis points)

•	Gross Profit of $0.9 million (+$0.1 million)

Operating Expenses:

Operating expenses for the three months ended March 31, 2016 were $1.8 million compared to $2.1 million in the same period in the prior year. Both sales and marketing and general and administrative expenses in the quarter were lower than prior year.

“As we continue to focus our wholesale efforts on our top 5 private label customers, I am pleased with our overall net sales increase for the first nine months of our fiscal 2016,” commented Phillip L. Hurst, Truett-Hurst, Inc.’s President and CEO.

Earnings Call

Truett-Hurst, Inc.’s management will host a conference call today, May 10, 2016, at 1:30 p.m. PT (4:30 p.m. ET) to discuss the Company's financial results. To listen to the conference call, dial in approximately ten minutes before the scheduled call to 1.888.347.6082 or international at 1.412.902.4286 and request Truett-Hurst, Inc.’s Fiscal 2016 Third Quarter Results Call, or visit our webcast link: https://www.webcaster4.com/Webcast/Page/1132/14716.

A supporting presentation, in advance of the conference call, will be available at:

http://www.truetthurstinc.com

To listen to a replay of the call, dial US Toll Free: 1.877.344.7529 or International Toll: 1.412.317.0088 and enter the replay access code 10084821. The call will be available one hour after the end of the conference call through May 17, 2016 at 9:00 am ET.

About Truett-Hurst, Inc.

Truett-Hurst, Inc. (NASDAQ: THST, www.truetthurstinc.com) is a holding company and its sole asset is the controlling equity interest in H.D.D. LLC., an innovative and fast-growing super-premium, ultra-premium and luxury wine sales, marketing and production company based in the acclaimed Dry Creek and Russian River Valleys of Sonoma County, California. Truett-Hurst, Inc. is headquartered in Healdsburg, California.

Forward-Looking Statements

This press release and our earnings conference call for the quarter ended March 31, 2016 contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act of 1934, as amended, that are made as of the date of this press release based upon our current expectations. All statements, other than statements of historical fact, regarding our strategy, future operations, financial position, estimated revenue, projected costs, prospects, plans, opportunities, and objectives constitute “forward-looking statements.” The words “may,” “will,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “potential” or “continue” and similar types of expressions identify such statements, although not all forward-looking statements contain these identifying words. Such forward-looking statements include expectations regarding revenue, income, and expenses for the periods after March 31, 2016. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, but are not limited to, a reduction in the supply of grapes and bulk wine available to us; significant competition; any change in our relationships with retailers which could harm our business; we may not achieve or maintain profitability in the future; the loss of key employees; a reduction in our access to, or an increase in the cost of, the third-party services we use to produce our wine; credit facility restrictions on our current and future operations; failure to protect, or infringement of, trademarks and proprietary rights; these factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this report. For additional information, see our Annual Report on Form 10-K filed on September 28, 2015, or our other reports currently on file with the Securities and Exchange Commission, which contain a more detailed discussion of risks and uncertainties that may affect future results. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31, 2016	June 30, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$4,870	$1,578
Accounts receivable	1,722	2,783
Inventories, net	19,791	22,080
Bulk wine deposits	940	345
Assets held for sale	-	173
Other current assets	261	311
Total current assets	27,584	27,270

Property and equipment, net	5,716	5,743
Intangible assets, net	498	482
Other assets, net	426	408
Total assets	$34,224	$33,903
Liabilities and Equity
Current liabilities:
Credit facilities	$10,055	$9,034
Accounts payable and accrued expenses	3,166	4,056
Accrual for sales returns	514	524
Due to related parties	96	134
Liabilities held for sale	-	140
Current maturities of long term debt	472	368
Total current liabilities	14,303	14,256

Deferred rent liability	20	26
Long term debt, net of current maturities	3,295	3,272
Total liabilities	17,618	17,554

Equity:
Stockholders’ equity:
Preferred stock, par value of $0.001 per share, 5,000,000 shares authorized, none issued and outstanding at March 31, 2016 and June 30, 2015	-	-
Class A common stock, par value of $0.001 per share, 15,000,000 authorized, 4,279,470 issued and outstanding at March 31, 2016 and 4,010,120 issued and outstanding at June 30, 2015	4	4
Class B common stock, par value of $0.001 per share, 1,000 authorized, 7 and 8 issued and outstanding at March 31, 2016 and June 30, 2015, respectively	-	-
Additional paid-in capital	14,892	14,618
Accumulated deficit	(5,428)	(5,356)
Total Truett-Hurst, Inc. equity	9,468	9,266
Noncontrolling interest	7,138	7,083
Total equity	16,606	16,349
Total liabilities and equity	$34,224	$33,903

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2016	2015	2016	2015
Sales	$5,090	$4,867	$20,367	$15,359
Less excise tax	(184)	(125)	(587)	(426)
Net sales	4,906	4,742	19,780	14,933

Cost of sales	3,186	2,874	13,272	9,985

Gross profit	1,720	1,868	6,508	4,948

Operating expenses:
Sales and marketing	1,103	1,323	3,925	3,677
General and administrative	635	804	2,244	2,446
Loss on disposal of assets	11	10	10	12
Total operating expenses	1,749	2,137	6,179	6,135
Net (loss) income from operations	(29)	(269)	329	(1,187)
Other income (expense):
Interest expense, net	(73)	(74)	(242)	(207)
Other	(80)	(68)	(148)	(154)
Total other expense, net	(153)	(142)	(390)	(361)
Net loss before income taxes	(182)	(411)	(61)	(1,548)
Income tax expense	(1)	-	(1)	-
Net loss before noncontrolling interest from continuing operations	(183)	(411)	(62)	(1,548)
Income (loss) from discontinued operations, net of tax	-	(27)	45	58
Net loss attributable to Truett-Hurst, Inc. and H.D.D. LLC	(183)	(438)	(17)	(1,490)
Less: Net income (loss) attributable to noncontrolling interest: H.D.D. LLC	90	178	(55)	656
Net loss attributable to Truett-Hurst, Inc.	$(93)	$(260)	$(72)	$(834)

Net loss per share:
Basic and diluted per share	$(0.02)	$(0.07)	$(0.02)	$(0.22)

Weighted average shares used in computing net loss per share:
Basic and diluted weighted average shares	4,253,026	3,843,798	4,114,545	3,787,014

TRUETT-HURST, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(unaudited)

	Nine Months Ended
	March 31,
	2016	2015
Cash flows from operating activities:
Net loss	$(17)	$(1,490)
Income from discontinued operations, net of tax	(45)	(58)
Net loss from continuing operations	(62)	(1,548)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	496	420
Stock-based compensation	274	458
Deferred rent	(5)	(16)
Loss on fair value of interest rate swap	112	98
Loss on disposal of assets	10	12
Deferred taxes	-	2

Changes in operating assets and liabilities, net
Accounts receivable	1,061	923
Inventories	2,289	(5,082)
Bulk wine deposits	(595)	302
Other current assets	30	(42)
Accounts payable and accrued expenses	(981)	972
Accrual for sales returns	(10)	556
Due to related parties	(38)	90
Net cash provided by operating activities of discontinued operations	78	121
Net cash provided by (used in) operating activities	2,659	(2,733)

Cash flows from investing activities:
Acquisition of property and equipment	(395)	(615)
Acquisition of intangible and other assets	(125)	(240)
Proceeds from sale of assets	4	3
Net cash used in investing activities	(516)	(852)

Cash flows from financing activities:
Net proceeds from line of credit	1,022	180
Proceeds from long term debt	500	-
Payments on long term debt	(373)	(249)
Net cash provided by (used in) financing activities	1,149	(69)

Net change in cash and cash equivalents	3,292	(3,654)
Cash and cash equivalents at beginning of period	1,578	5,362
Cash and cash equivalents at end of period	$4,870	$1,708

Supplemental disclosure of cash flow information:
Cash paid for interest	$242	$188
Cash paid for income taxes	$-	$-

For more information, contact:

Truett-Hurst, Inc.

Paul Forgue,

Chief Financial Officer & Chief Operations Officer

Phone: 707.431.4423

Fax: 707.395.0289

Email: paul@truetthurst.com